UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7901 Jones Branch Drive, Suite 900

McLean, VA 22102

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (703) 902-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 28, 2011, Primus Telecommunications Group, Incorporated, a Delaware corporation (“Primus”), completed its previously announced acquisition of Arbinet Corporation, a Delaware corporation (“Arbinet”). Pursuant to the terms of the Agreement and Plan of Merger dated as of November 10, 2010, as amended by Amendment No. 1 dated December 14, 2010, by and among Primus, PTG Investments, Inc., a Delaware corporation and a wholly owned subsidiary of Primus (“Merger Sub”), and Arbinet (the “Merger Agreement”), Merger Sub merged with and into Arbinet with Arbinet surviving the merger as a wholly owned subsidiary of Primus.

Upon the closing of the merger, each share of Arbinet common stock was cancelled and converted into the right to receive 0.5817 shares of Primus common stock. Arbinet stockholders will receive cash in lieu of any fractional shares of Primus common stock that they would otherwise be entitled to receive in the merger.

In connection with the merger, Primus issued 3,232,812 shares of its common stock to former Arbinet stockholders in exchange for their shares of Arbinet common stock, and reserved for issuance approximately 95,000 additional shares of its common stock in connection with its assumption of Arbinet’s outstanding options, warrants, stock appreciation rights and restricted stock units. Upon the closing of the merger, former Arbinet stockholders, by virtue of holding Arbinet common stock immediately prior to the closing of the merger, held approximately 25% of Primus’s outstanding common stock.

The foregoing summary of the merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to Primus’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on November 12, 2010 and December 15, 2010 and incorporated herein by reference.

Item 8.01	Other Events.

On March 1, 2011, Primus issued a press release announcing the completion of its acquisition of Arbinet. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

To the extent required by this item, financial statements of Arbinet will be filed as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report is required to be filed.

(b)	Pro forma financial information.

To the extent required by this item, pro forma financial information will be filed as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report is required to be filed.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 10, 2010, by and among Primus Telecommunications Group, Incorporated, PTG Investments, Inc. and Arbinet Corporation (the schedules and annexes have been omitted pursuant to Item 601(b)(2) of Regulation S-K) (incorporated by reference to Exhibit 2.1 to Primus Telecommunications Group, Incorporated’s Current Report on Form 8-K, filed November 12, 2010).

2.2	Amendment No. 1 dated as of December 14, 2010 to the Agreement and Plan of Merger, dated November 10, 2010, by and among Primus Telecommunications Group, Incorporated, PTG Investments, Inc. and Arbinet Corporation (incorporated by reference to Exhibit 2.1 to Primus Telecommunications Group, Incorporated’s Current Report on Form 8-K, filed December 15, 2010).

99.1	Press Release announcing completion of acquisition of Arbinet, dated March 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Dated: March 4, 2011	By:	/s/ Thomas D. Hickey
	Name:	Thomas D. Hickey
	Title:	Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 10, 2010, by and among Primus Telecommunications Group, Incorporated, PTG Investments, Inc. and Arbinet Corporation (the schedules and annexes have been omitted pursuant to Item 601(b)(2) of Regulation S-K) (incorporated by reference to Exhibit 2.1 to Primus Telecommunications Group, Incorporated’s Current Report on Form 8-K, filed November 12, 2010).

2.2	Amendment No. 1 dated as of December 14, 2010 to the Agreement and Plan of Merger, dated November 10, 2010, by and among Primus Telecommunications Group, Incorporated, PTG Investments, Inc. and Arbinet Corporation (incorporated by reference to Exhibit 2.1 to Primus Telecommunications Group, Incorporated’s Current Report on Form 8-K, filed December 15, 2010).

99.1	Press Release announcing completion of acquisition of Arbinet, dated March 1, 2011.

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